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                                                                    EXHIBIT 10.9

                            STOCK OPTION AGREEMENT


     This OPTION AGREEMENT (this "Agreement") is made and entered into on this 13th day of June, 2000, by and between Southwestern Life Holdings, Inc., a Delaware corporation (the "Company"), and John T. Sharpe (the "Optionholder");

     WHEREAS, for and in consideration of the Optionholder's services to the Company, the Company hereby grants to the Optionholder an option to purchase shares of Common Stock, par value $0.01 per share (each share of such class being a share of "Common Stock"), all as set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing recital and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionholder an option (the "Option") to purchase up to 170,000 shares of Common Stock of the Company ("Option Shares"), at the Option Price set forth herein, and in all respects subject to the terms and conditions of this Agreement.

     2.   Option Price.  The Option Price is $12.50 for each Option Share.

     3. Exercise of Option. The Option shall be exercisable in accordance with the provisions of this Option Agreement, as follows:

      (i) Vesting and Right to Exercise. The Option is fully vested and immediately exercisable as of the date hereof.

     (ii) Method of Exercise. The Option shall be exercisable in whole or in part by written notice to the Company which shall:

          (a) state the election to exercise the Option, the number of Option Shares with respect to which it is then being exercised, the person in whose name the stock certificate or certificates for such Option Shares is to be issued, his/her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons); and

          (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionholder, be accompanied by proof, reasonably satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

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    (iii)      Consideration.  Payment of the Option Price of any Option
Shares with respect to which the Option is being exercised shall be made (at the Optionholder's discretion, subject to the provisions of this section) by:
(a) cash (including a check acceptable to the Company, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of the Company's Common Stock having a total fair market value as of the day of exercise equal to the full Option Price, or any combination thereof, as determined by the Board of Directors, or (b) at the Board of Directors discretion, irrevocably authorizing a third party to sell shares of the Company's Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (c) any other form of payment proposed by the Optionholder that is acceptable to the Company in its sole discretion. The right of Optionholder to pay for any Option Shares other than by cash in full shall be subject to the Board of Directors determination that to do so does not violate in any respect any provision of the Securities Exchange Act of 1934 or any rules and regulations adopted pursuant thereto.

          (iv) Fractional Shares. An Option may not be exercised for a fraction of an Option Share. In the event of a "cashless exercise" as permitted in 3(iii)(b) hereof, the Company shall issue shares of Common Stock for the whole number of shares acquired through such cashless exercise, and cash for the value of any fractional shares.

          (v) Restrictions on Exercise. The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to exercise of the Option, the Company may require the person exercising the Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     4. Term of Option. Prior to its expiration, the Option may be exercised only in accordance with the terms of this Agreement. The Option shall survive the termination of any employment or consulting arrangement between the Company and the Optionholder. The unexercised portion (if any) of the Option shall terminate on the tenth anniversary of the date hereof.

     5. Adjustment Upon Changes in Capitalization. In the event that the shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up or reverse stock split, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made by the Board of Directors of the Company (the "Board") in the number and kind of shares as to which the Options, or portion thereof then unexercised, shall be exercisable, so that the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event.

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     6.   Withholding. In connection with each exercise of the Option or any portion thereof, the Optionholder will make appropriate arrangements with the Company for such tax withholding as may be required of the Company under applicable federal, state or local law on account of such exercise.

     7. Transferability; Parties Bound. Without the prior written consent of the Board of Directors of the Company, the Option shall not be assignable or transferable by Optionholder, other than by will or the laws of descent and distribution, and may be exercised during the life of Optionholder only by Optionholder or his duly appointed guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect The terms of the Option shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionholder.

     8. Notices. Each notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at that address as may from time to time be designated by it in a notice mailed or delivered to the other party. Unless and until some other address be so designated, all notices or communications by the Optionholder to the Company shall be mailed or delivered to 717 N. Harwood, 24th Floor, Dallas, Texas 75201, Attn: President and all notice or communications by the Company to the Optionholder may be given to the Optionholder personally or may be mailed to him/her at 2305 Cedar Springs, Suite 410, Dallas, Texas 75201.

     9. Rights as Stockholder. Optionholder will have no rights as a stockholder with respect to any Option Shares covered by the Option until the issuance of a certificate or certificates to him/her for such Option Shares. Except as otherwise provided in Section 5 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas, without giving effect to principles of conflict of laws.

     11. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement shall be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reform such provision and, in its changed form, such provision shall then be enforceable and shall be enforced.

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     12.  Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

     13. Headings and Pronouns. The subject headings of the sections contained herein are inserted for convenience only and shall not be considered in interpreting any term or provision hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to any require.

     14. RISK/TAX CONSEQUENCES. OPTIONHOLDER ACKNOWLEDGES THAT HE IS AWARE THAT EXERCISE OF THE OPTION WILL HAVE INCOME TAX CONSEQUENCES TO OPTIONHOLDER. OPTIONHOLDER FURTHER ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH TAX, ACCOUNTING AND LEGAL ADVISORS OF HIS OWN CHOOSING PRIOR TO OPTIONHOLDER'S EXECUTION OF THIS AGREEMENT. OPTIONHOLDER ASSUMES ALL RISKS AND FINANCIAL AND TAX CONSEQUENCES TO OPTIONHOLDER OF THE EXERCISE OF THE OPTION.


                                   * * * * *

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     IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date and year first above written.

                              COMPANY:

                              SOUTHWESTERN LIFE HOLDINGS, INC.
                              a Delaware corporation

                              By: /s/ Steve R. Johnson
                                 ---------------------------------------
                                    Steve R. Johnson, President


                              OPTIONHOLDER:

                                  /s/ John T. Sharpe
                              ------------------------------------------
                              John T. Sharpe

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